SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 MetroBanCorp
------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              Charles V. Turean
------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
    (1)  Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:

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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)  Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------
    (5)  Total fee paid:

         ---------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:

         ---------------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:

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    (3)  Filing Party:

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    (4)  Date Filed:

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

                                      March 23, l998



Dear Shareholder:

        On behalf of the Board of Directors of MetroBanCorp, we would like to invite you to the Annual Meeting of Shareholders to be held on Thursday, April 23, 1998, at 1:00 p.m., Indianapolis time, in the Three Meridian Plaza Conference Center, 10333 North Meridian Street, Indianapolis, Indiana 46290. The formal Notice of Annual Meeting of Shareholders, Proxy Statement, and Proxy are enclosed and should be read closely.

        The enclosed Proxy Statement contains information relating to the actions to be taken at the Annual Meeting and information concerning events which occurred during the past year. We urge you to review the Proxy Statement in its entirety in order that you may be fully informed about the proposals which the Board of Directors will present for your consideration and approval at the Annual Meeting.

        We hope that you will be able to attend the Annual Meeting in person. It is important that your shares be voted at the Annual Meeting in accordance with your preference. PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. If you do find it possible to attend the Annual Meeting and wish to vote in person, you may withdraw your Proxy at that time.

        We recognize and express our appreciation to our shareholders for your continuing support. We continue to encourage the establishment of your banking relationship with MetroBank. We look forward to seeing you on April 23, 1998.

                                      Sincerely,


                                      /s/ Charles V. Turean
                                      --------------------------------------
                                      Charles V. Turean
                                      Executive Vice President and Secretary

                                 METROBANCORP

                    10333 NORTH MERIDIAN STREET, SUITE 111

                         INDIANAPOLIS, INDIANA 46290

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   ----------------------------------------

        Notice is hereby given that, pursuant to the call of the Board of Directors, the Annual Meeting of Shareholders of MetroBanCorp will be held on Thursday, April 23, 1998, at 1:00 p.m., Indianapolis time, in the Three Meridian Plaza Conference Center, 10333 North Meridian Street, Indianapolis, Indiana 46290.

        The Annual Meeting is being held for the following purposes:


        1. Elect the Board of Directors consisting of ten Directors to serve for the ensuing year.

        2. Ratify the appointment of Arthur Andersen LLP, Indianapolis, Indiana, as independent public accountants for MetroBanCorp and its subsidiary for the fiscal year ending December 31, 1998.

        3. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

                Only shareholders of record at the close of business on February 27, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                      By Order of the Board of Directors



                                      /s/ Charles V. Turean
                                      ----------------------------
                                      Charles V. Turean
                                      Secretary

March 23, 1998
Indianapolis, Indiana

YOUR VOTE IS IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY. IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 METROBANCORP
                    10333 NORTH MERIDIAN STREET, SUITE 111
                         INDIANAPOLIS, INDIANA 46290
                                 317-573-2400

                               PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 23, 1998

                             GENERAL INFORMATION

        This Proxy Statement is furnished to the shareholders of MetroBanCorp ("Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, April 23, 1998 at 1:00 p.m., Indianapolis time, in the Three Meridian Plaza Conference Center, 10333 North Meridian Street, Indianapolis, Indiana 46290, and at any and all adjournments thereof. This Proxy Statement and accompanying form of proxy is first being mailed to the Company's shareholders on or about March 24, 1997.

        Only shareholders of record as of February 27, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of February 27, 1998, the Company had 1,681,291 shares of common stock issued and outstanding, which were held by 313 shareholders of record. There is no other class or series of stock of the Company outstanding and entitled to vote at the Annual Meeting. Each shareholder of record as of the record date will be entitled to one vote for each share of common stock registered in the shareholders name.

        For the matters to be voted on at the Annual Meeting, each share is entitled to one vote, exercisable in person or by proxy. Provided that a quorum of shareholders is present at the Annual Meeting, there will be considered and voted upon: (i) director nominees to be elected to the Board of Directors of the Company, and (ii) a proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company.

        The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and certain employees of the Company, none of whom will be specially compensated for such soliciting.

        Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of a proxy will not affect a shareholder's right to vote in person if he or she attends the Annual Meeting. Revocation may be made prior to the Annual Meeting by written notice sent to Charles V. Turean, Secretary, MetroBanCorp, P.O. Box 80451, Indianapolis, Indiana 46280-0451; at the Annual Meeting in person or by oral or written notice to the Secretary; or by duly executing and delivering to the Secretary a proxy bearing a later date. To be effective, any revocation must be received before the proxy is exercised.

        The shares represented by proxies at the Annual Meeting will be voted as instructed by the shareholders giving the proxy. In the absence of specific instructions to the contrary, proxies will be voted FOR (i) the election of the ten persons named as nominees in this Proxy Statement as Directors of the Company and (ii) ratification of the appointment of Arthur Andersen LLP as independent public accountants for the Company and its subsidiary. Any other matters that may properly come before the Annual Meeting or any adjournment thereof will be acted upon by the persons named as proxies in the accompanying proxy in accordance with the recommendation of the Board of Directors.

                            ELECTION OF DIRECTORS

        The Board of Directors is composed of 10 members, all of who hold office for a term of one year or until their respective successors are duly elected and qualified. The following table sets forth certain information concerning each of the 10 director nominees. All nominees were initially elected in 1987, except Edward G. McMahon and Larry E. Reed, who were elected in 1988. If for any reason a director nominee becomes unable or unwilling to serve at the time of the Annual Meeting (an event which the Board of Directors does not anticipate at this time), the persons named as proxies in the accompanying proxy will have discretionary authority to vote for a substitute nominee or nominees named by the Board of Directors if the Board of Directors elects to fill such nominee's position. The Board of Directors of the Company unanimously recommends a vote FOR the election of each of the following nominees as a director of the Company:

                                          Title of Position with        Principal Occupation for the        Shares and Percent
Name and Age                              Corporation                   Last Five Years                     Beneficially Owned(1)
------------                              -----------                   ---------------                     ---------------------
Chris G. Batalis, 59  (2,3,7)             Director                      President, Heptagon, Inc.           29,500       1.74%
615  W. Colfax Avenue                                                   (advertising)
South Bend, IN  46601

Ike G. Batalis, 51  (2,3,4,7)             Director, President and       President and Chief                 61,700       3.56%
10333 N. Meridian, Ste 111                Chief Executive Officer       Executive Officer of the
Indianapolis, IN  46290                                                 Company and MetroBank
                                                                        since 1987

Terry L. Eaton, 55  (3,5,7)               Director                      Director,                           29,000       1.71%
12220 N. Meridian, Ste 100                                              Eaton & Lauth Real Estate
PO Box 1999                                                             Services, Inc.
Carmel, IN  46032                                                       (real estate development
                                                                        and management)

Evans M. Harrell, 71  (3,6,7)             Director                      Real estate developer               32,590       1.92%
342 Sequoia Drive
Marietta, GA  30060

Robert L. Lauth, Jr., 46  (3,7)           Director                      Chairman and CEO, Eaton &           34,000       2.01%
12220 N. Meridian, Ste 100                                              Lauth Real Estate Services,
PO Box 1999                                                             Inc. (real estate development
Carmel, IN  46032                                                       and management)

Edward G. McMahon, 71   (7)               Director                      Owner and President,                46,260       2.74%
112 Mill Farm Road                                                      McMahon Enterprises, Inc.
Noblesville, IN  46060                                                  (investments)

Larry E. Reed, 63  (7,8)                  Director                      Chairman, Chief Executive           46,386       2.74%
515 Franklin Square                                                     Officer and a Director of
Michigan City, IN  46360                                                Horizon Bancorp and First
                                                                        Citizens Bank, N.A.
                                                                        (financial services)

                                          Title of Position with        Principal Occupation for the        Shares and Percent
Name and Age                              Corporation                   Last Five Years                     Beneficially Owned(1)
------------                              -----------                   ---------------                     ---------------------
R.D. "Rusty" Richardson, 48  (3,7,9)      Director                      President, Richardson                29,200       1.72%
12220 N. Meridian, Suite 145                                            Partners (real estate
Carmel, IN  46032                                                       partnerships and
                                                                        investments)

Edward R. Schmidt, 50  (3,7,10)           Director                      Executive Vice President,            26,000       1.54%
30 South Meridian Street                                                General Counsel and
Indianapolis, IN  46207-7039                                            Secretary of USA Group,
                                                                        Inc.

Donald F. Walter, 65  (3,7,11)            Director,                     President and Chief                  28,500       1.68%
423 Sycamore St., Suite 101               Chairman                      Executive Officer, Walter
PO Box 906                                                              and Keenan Financial
Niles, MI  49120                                                        Consulting Co. (financial
                                                                        consultants); Director of
                                                                        National Standard Company
                                                                        and CerProbe

Directors and Executive Officers as a group (12)                                                            400,031      21.43%
---------------------------------------------------------------------------------------------------------------------------------

(1) Based upon information provided to the Company by each director and executive officer.

(2)     Chris G. Batalis and Ike G. Batalis are brothers.

(3) Includes 2,250 shares of common stock issuable under options granted pursuant to the Company's Incorporators' and Founders' Stock Option Program.

(4) Includes 700 shares of common stock, which are held in equal amounts by two adult sons. Mr. Batalis disclaims any beneficial interest in
        these shares held for the benefit of his sons.   Also includes 3,050
        shares held by a custodian for Mr. Batalis' benefit in an individual retirement account, and 13,600 shares issuable under options granted pursuant to the Company's 1987 Stock Option and Stock Appreciation Rights Plan and the 1991 Stock Option and Stock Appreciation Rights Plan. Also includes 22,000 shares of common stock issued under options granted pursuant to the Company's 1994 Stock Option and Stock Appreciation Rights Plan.

(5) Includes 15,000 shares of common stock held jointly with Mr. Eaton's spouse.

(6) Includes 2,334 shares of common stock held by Mr. Harrell's spouse with respect to which he disclaims any beneficial interest.

(7) Includes 750 shares of common stock issuable under options granted pursuant to the Company's 1987 Directors' Stock Option Plan, 1,000 shares issuable under options granted pursuant to the 1991 Directors' Stock Option Plan, and 8,000 shares issuable under options granted pursuant to the 1994 Directors' Stock Option Plan.

(8) Includes 36,336 shares of common stock owned by Horizon Bancorp, a corporation of which Mr. Reed is a Director and the Chairman and Chief Executive Officer, and with respect to which he disclaims any beneficial interests.

(9) Includes 200 shares common stock held in equal amounts for the benefit of Mr. Richardson's minor son and daughter and with respect to which he disclaims any beneficial interest.

(10) Includes 1,000 shares of common stock held by three adult sons. Mr. Schmidt disclaims any beneficial interest in these shares. Also includes 750 shares of common stock held by a custodian for Mr. Schmidt's benefit in an individual retirement account.

(11) Includes 3,000 shares of common stock held by Walter and Keenan Financial Consulting Co., of which Mr. Walter serves as the President and Chief Executive Officer.


            MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND
                                DIRECTORS FEES

ATTENDANCE AT MEETINGS

        During 1997, the Board of Directors of the Company held eight meetings. All incumbent Directors attended 75% or more of the total number of 1997 meetings of the Board and of the Board committees to which they were appointed, except for Messrs. Lauth, Jr. and Reed, who each attended 50% of such meetings.

COMMITTEES

        The Board of Directors of the Company has an Executive Committee, a Nominating Committee and an Audit Committee. The members of the Executive Committee are Terry L. Eaton, Chairman, and Ike G. Batalis, Edward G. McMahon, Edward R. Schmidt and Donald F. Walter. The members of the Nominating Committee are Robert L. Lauth, Jr., Chairman, and Ike G. Batalis, Edward G. McMahon and Russell D. Richardson. The members of the Audit Committee are Evans M. Harrell, Chairman, and Chris G. Batalis and Larry E. Reed. The Executive Committee acts pursuant to the By-Laws of the Company and authorization of the Board of Directors and approves or recommends to the Board compensation and employee benefit matters. The Nominating Committee recommends prospective nominees for election to the Boards of Directors of the Company and MetroBank ("Bank"), and will consider shareholder recommendations for consideration as directors. These recommendations should be forwarded by the shareholder to the Secretary of the Company with biographical data about the recommended individual. The Audit Committee performs the function of recommending the independent external accountants, overseeing the work of the internal auditor and serving as liaison to the Bank Audit Committee. The Executive Committee met seven times in 1997. The Nominating Committee met one time in 1997. The Audit Committee met three times in 1997.

DIRECTOR COMPENSATION

        In 1997, each director of the Company received an annual retainer of $2,500 and a fee of $500 for each Board meeting attended. Directors of the Company who also serve as directors of the Bank received an additional fee of $250 for attending meetings of the Bank's Board. Members of the Company's director committees receive $250 per meeting attended.

        Executive officers of the Company and the Bank who serve as Directors do not receive Directors fees, nor do they receive additional or separate compensation from the Company for their Director service to the Company.

                      EXECUTIVE OFFICERS OF THE COMPANY

        The executive officers of the Company are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.

Name                    Age     Office and Business Experience
----                    ---     ------------------------------

Ike G. Batalis          51      President and Chief Executive Officer of the
                                Company and Bank.  Mr. Batalis has over
                                twenty-five years of banking experience and served as President and CEO of Wainwright
                                Financial Corporation prior to forming the Company.

Andrew E. Illyes        49      Executive Vice President and Senior Loan
                                Officer of Bank. Previously, he served as Community President of Ameritrust National
                                Bank, Central Indiana, formerly American
                                National Bank. Mr. Illyes has an extensive bank lending background.

Charles V. Turean       45      Executive Vice President, Chief Financial
                                Officer and Secretary of the Company and Bank.
                                Mr. Turean has over twenty years of
                                progressively increasing financial
                                responsibilities with banking institutions.
                                Prior to his current position, Mr. Turean was Senior Vice President and Controller with
                                Wainwright Financial Corporation and served as Treasurer of Wainwright's subsidiary insurance company. Mr. Turean is also a certified public accountant.


                            EXECUTIVE COMPENSATION

        The following table contains information with respect to cash compensation paid by the Bank to any employee who served as an executive officer of the Company or the Bank for the years ended December 31, 1997, 1996 and 1995, and whose cash compensation exceeded $100,000 in 1997.


                          SUMMARY COMPENSATION TABLE

                                 Annual Compensation                           Long Term Compensation
Name/Principal                                             Other Annual        Securities Underlying
Position               Year        Salary       Bonus    Compensation ($)         Options/SARs(#)
--------               ----        ------       -----    ----------------         ---------------
Ike G. Batalis         1997       $125,000     $31,312       $19,898                   4,400
President, CEO         1996       $117,000     $20,943       $18,143                   7,500
                       1995       $117,000     $27,612       $15,630                   8,100


        The following table provides information with respect to stock options granted to or held by the Company's executive officers in 1997.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                             Individual Grants
                   --------------------------------------------------------------------------------------------
                   Number of Securities       % of Total Options
                   Underlying Options         Granted to Employees in
Name               Granted (#)(a)             Fiscal Year                  Exercise Price       Expiration Date
----               --------------             -----------                  --------------       ---------------
Ike G. Batalis     4,400                      55.7%                        $9.00                3/30/2004

(a) Options are immediately exercisable. The exercise price of the option is the market value of the common shares on the date of grant.

EMPLOYMENT AGREEMENTS

        The Company and the Bank have entered into written employment agreements with Ike G. Batalis, Charles V. Turean and Andrew E. Illyes. Pursuant to such agreements, Mr. Batalis has been selected as a director and the chief executive officer of the Company and the Bank, Mr. Illyes has been selected to serve as executive vice president and a director of the Bank, and Mr. Turean has been selected to serve as executive vice president of the Company and the Bank and a director of the Bank. Each of the executive officers may terminate his respective employment agreement at will with 90 days' prior written notice, for good reason (as defined in each employment agreement) upon 30 days' prior written notice, or within 6 months of a change in control (as defined in each employment agreement) of the Company. Such agreements provide that upon termination of such executive officer's employment as a result of a change in control of the Company or the Bank, he would be entitled to an amount equivalent of 3 years' base salary in the case of Mr. Batalis, and 2 years' base salary in the case of Mr. Turean and Mr. Illyes. Except for these employment agreements, there are no other arrangements or understandings between any of the directors or executive officers and any other person according to which any of them has been selected for their respective positions as directors or executive officers of the Company.

        In connection with Mr. Batalis' employment agreement, the Board of Directors of the Company adopted on December 10, 1992 an Incentive Plan, which provides for the establishment of a fund in an amount equal to 4% of the net total sale value of the Company (as defined in the Incentive Plan) in the event of an acquisition of Company. Upon consummation of an acquisition of Company, 75% of the amount in the fund shall be paid to the Chief Executive Officer of the Company, currently Mr. Batalis, and the remainder shall be paid to such other employees of Company as determined by the Board of Directors of Company.

THRIFT AND RETIREMENT PLAN

        Effective January 1, 1988, the Board of Directors of Company adopted the MetroBanCorp Employees' Thrift and Retirement Plan ("Thrift Plan"). The Bank adopted the Thrift Plan effective April 4, 1988. The Thrift Plan is funded by contributions to Norwest Bank Indiana, N.A., in South Bend, Indiana, as Trustee.

        Salary redirection or "401(k)" contributions are made by participants by redirecting a portion of their compensation from the Bank to the Thrift Plan, on a pre-tax basis, in an amount not less than 1 percent nor more than 10 percent of their compensation. Matching contributions of up to 6 percent are made to the Thrift Plan by the Bank and relate to the amount of salary contributions made by each participant. For 1997, the Bank's matching contribution was 100 percent of each participant's salary redirection for those participants who elect to make salary redirection contributions of not less than 2 percent of compensation.

        For an employee to be eligible to participate in the Thrift Plan, the employee must have attained the age of 21 and have been credited with 1,000 hours of service for the Company or the Bank during the twelve month period commencing with the employee's date of hire. The portion of each participant's account under the Thrift Plan attributable to the Bank's matching contribution becomes fully vested after the completion of 5 years of service. Participants are fully vested at all times in their salary redirection amounts. Benefits under the Thrift Plan are distributable to participants or their beneficiaries in a lump sum payment in cash or in kind. For the year ended December 31, 1997, the Bank made $57,600 in matching contributions to the Thrift Plan.

OTHER EMPLOYEE AND DIRECTOR BENEFIT PLANS

        In addition to the Thrift Plan, Company maintains other benefit plans for its employees and directors, including the 1987 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp, the 1987 Directors' Stock Option Plan of MetroBanCorp, the Incorporators' and Founders' Stock Option Program of MetroBanCorp, the 1991 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp, the 1991 Directors' Stock Option Plan of MetroBanCorp, the 1994 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp, the 1994 Directors' Stock Option Plan, and the MetroBanCorp Supplemental Executive Retirement Plan.

        In connection with the organization of the Company and the Bank, the Board of Directors adopted, and at their first meeting the shareholders of the Company approved, the following stock option plans: (i) 1987 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp ("1987 Employee Plan"), (ii) 1987 Directors' Stock Option Plan of MetroBanCorp ("1987 Directors' Plan"), and (iii) Incorporators' and Founders' Stock Option Program of MetroBanCorp ("Incorporators' and Founders' Plan") (collectively referred to herein as the "1987 Plans").

SUMMARY DESCRIPTION OF 1987 EMPLOYEE PLAN

        The 1987 Employee Plan provides for the award of incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), non-qualified stock options ("NSOs") and stock appreciation rights ("SARs") to officers and key employees of the Company and its subsidiaries, including the Bank. As of December 31, 1997, options to acquire 10,900 shares of the Company common stock had been granted in the form of NSOs to key employees and officers of the Company and the Bank. No ISOs have been granted under the 1987 Employee Plan. A total of 15,000 shares of the Company common stock have been reserved for issuance under the 1987 Employee Plan.

SUMMARY DESCRIPTION OF 1987 DIRECTORS' PLAN

        The 1987 Directors' Plan originally provided for the grant of NSOs to individuals who serve as directors of the Company or the Bank, up to an aggregate of 17,000 shares of Company common stock. The 1987 Directors' Plan originally provided for the grant of NSOs to acquire the Company common stock at a price per share equal to the greater of $10.00 per share or the fair market value of the stock on the date of grant. The 1987 Directors' Plan also provides that outstanding options vest and become exercisable in increments of 250 shares at December 31, 1988 and 100 shares at December 31st of each year thereafter through 1993, but only if such person is in service as a director as of a vesting date. As of December 31, 1997, options to acquire 13,000 shares of the Company common stock have been granted to directors of the Company and the Bank at an initial option price of $10.00 per share, and all of these options have vested as of December 31, 1997.

SUMMARY DESCRIPTION OF INCORPORATORS' AND FOUNDERS' PLAN

        Under the Incorporators' and Founders' Plan, the Company has granted to each of the eleven incorporators of the Company options to acquire 250 shares of the Company common stock, for an aggregate of 2,750 shares, at an initial option price of $10.00 per share. In addition, the ten founders who advanced funds to the Company for payment of organizational and other expenses have been granted options to purchase an aggregate of 20,000 shares of the

Company common stock at the rate of one share for each $10.00 advanced to the Company at an initial option price of $10.00 per share.

REPRICING OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS, EXTENSION OF TERM OF OUTSTANDING OPTIONS AND TERMINATION OF 1987 PLANS

        In 1991, the 1987 Plans were amended to: (i) reprice the NSOs granted under the 1987 Plans at a price of $6.75 per share, (ii) reprice each SAR granted under the 1987 Employee Plan at $6.75 per share, and (iii) extend, until December 31, 2000, the term of each option (and related SAR, in the case of the 1987 Employee Plan) granted under the 1987 Plans. In addition, the Board of Directors of the Company determined not to grant any new options or SARs under the 1987 Employee Plan or any new NSOs under the 1987 Directors' Plan, to terminate such plans with respect to the grant of new NSOs and SARs thereunder, and to adopt new option plans for the employees and directors of the Company and the Bank. In connection therewith, the 1987 Plans were amended to provide that options and SARs granted thereunder which lapse or otherwise terminate will not be made available for reissuance. All other terms and conditions of the NSOs and SARs, as provided in the 1987 Plans and the stock option agreements executed by the optionees under the 1987 Plans, remain in effect.


SUMMARY DESCRIPTION OF 1991 EMPLOYEE PLAN

        Company adopted, effective as of March 31, 1991, the 1991 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp ("1991 Employee Plan"). The 1991 Employee Plan provides for the granting of ISOs, within the meaning of
Section 422 of the Code, NSOs and SARs to officers and key employees of the Company and its subsidiaries, including the Bank. ISOs and NSOs may be granted with or without the SARs under the 1991 Employee Plan. With respect to options granted in tandem with SARs in the event an optionee elects to exercise a SAR, the underlying option or applicable portion thereof must be surrendered. Underlying options will not be exercisable by an optionee to the extent they are surrendered upon exercise of a related SAR.

        Over the life of the 1991 Employee Plan, the Company is authorized to issue 20,000 shares of its common stock pursuant to the exercise of ISOs, NSOs and SARs. This maximum is subject to adjustment for any future stock dividends, splits, combinations or other changes in capitalization as described in the plan document. The 1991 Employee Plan will terminate on March 30, 2001, but the Company's Board of Directors retains the right to amend, modify, suspend or discontinue the 1991 Employee Plan.

        NSOs granted under the 1991 Employee Plan may be exercisable at a price established by the committee which administers the plan. ISOs may be exercisable only at a price which is not less than the fair market value of the stock on the date of grant. As of December 31, 1997, options for 15,600 shares of common stock have been granted, in the form of NSOs, under the 1991 Employee Plan at an exercise price of $6.75 per share.

SUMMARY DESCRIPTION OF 1991 DIRECTORS' PLAN

        Company adopted the 1991 Directors' Stock Option Plan of MetroBanCorp ("1991 Directors' Plan") effective as of March 31, 1991. The 11 individuals who constituted the members of the Board of Directors of the Company on May 1, 1991 received grants of NSOs and the 15 individuals who constituted the members of the Board of Directors of the Bank on May 1, 1991 received grants of NSOs under the 1991 Directors' Plan. Members of the Board of Directors of the Company who are also directors of the Bank may not receive grants of options in both capacities. With respect to Bank directors, however, options may be re-granted if they have been forfeited or if the shares to which they relate remain unpurchased upon expiration or termination of the option.

        Over the life of the 1991 Directors' Plan, the Company is authorized to issue 16,000 shares of its common stock pursuant to the exercise of options thereunder. Of this number, 11,000 shares are reserved for issuance pursuant to the exercise of options by members of the Board of Directors of the Company and 5,000 shares are reserved for issuance pursuant to the exercise of options granted to the members of the Board of Directors of the Bank. The aggregate maximum is subject to adjustment for any future stock dividends, splits, combinations or other changes in capitalization as described in the plan document. The 1991 Directors' Plan will terminate on March 30, 2001, but the Board of Directors of Company retains the right to suspend, terminate or amend the 1991 Directors' Plan at any time.

        For members of the Board of Directors of the Bank, options will vest in each optionee and become exercisable commencing December 31, 1991 and, thereafter, on the last day of each calendar year in which the director is a member of the Board of Directors of the Bank in accordance with the following schedule:

             Percentage of Option Shares
             ---------------------------
            Calendar Year of Service Ended          Vesting Each Year
            ------------------------------          -----------------
                  December 31, 1991                        20%
                  December 31, 1992                        20%
                  December 31, 1993                        20%
                  December 31, 1994                        20%
                  December 31, 1995                        20%


        Options granted under the 1991 Directors' Plan to members of the Board of Directors of the Company will fully vest and become exercisable on and after the date of grant. At December 31, 1997, options to acquire 10,000 shares were outstanding and vested to directors of the Company, and options to acquire 3,000 shares were outstanding and vested to directors of the Bank. The exercise price for all of these outstanding options is $6.75 per share.

SUMMARY DESCRIPTION OF 1994 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

        The Company adopted, effective as of April 28, 1994, the 1994 Stock Option and Stock Option Appreciation Rights Plan of MetroBanCorp ("1994 Employee Plan"), which provides for the granting of ISOs, NSOs, and SARs to officers and key employees of the Company and the Bank. As of December 31, 1997, options to acquire 45,400 shares have been granted, in the form of NSOs, to officers and key employees of the Company and the Bank, at an option price ranging from $5.00 to $9.00 per share (which price was equal to the per share fair market value of the common stock on the date on which the options were granted). The shareholders of the Company approved an increase of 50,000 shares of common stock available for issuance under the 1994 Employee Plan at its 1996 annual meeting. As a result, a total of 74,000 shares of the Company common stock have been reserved for issuance under the 1994 Employee Plan.

SUMMARY DESCRIPTION OF 1994 DIRECTORS' STOCK OPTION PLAN

        The 1994 Directors' Stock Option Plan of MetroBanCorp ("1994 Directors' Plan"), adopted effective as of April 28, 1994, provides for the granting of NSOs to directors of the Company. As of December 31, 1997, options to acquire 83,500 shares of the Company common stock have been granted, in the form of NSOs, to directors of the Company at an option price ranging from $6.125 to $6.25 per share (which price was equal to the per share fair market value of the common stock on the date on which the options were granted). The shareholders of Company approved an increase of 177,500 shares of common stock available for issuance under the 1994 Directors' Plan at its 1996 annual meeting. A total of 50,000 shares of the Company's common stock have been reserved for issuance under the 1994 Directors' Plan.

SUMMARY DESCRIPTION OF SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        Effective January 1, 1993, the Board of Directors adopted the MetroBanCorp Supplemental Executive Retirement Plan ("SERP"), an unfunded, non-qualified deferred compensation plan, for certain key managerial employees of the Company. The Company has also entered into a Trust Agreement with Norwest Bank Indiana, N.A. ("Trust") to pay benefits due under the SERP. The SERP and Trust are designed to allow participants to defer a portion of their compensation in addition to their deferrals under the Thrift Plan and to provide a vehicle for the holding and investment of such deferrals until a distributable event occurs under the SERP. Participants in the SERP may not make deferrals in any year unless they have made the maximum deferral allowable under the Thrift Plan. The maximum deferral a participant may make for a year under the SERP and the Thrift Plan is 25 percent of compensation. The SERP also allows the Company to make discretionary contributions which match a portion of a participant's deferrals and to make supplemental contributions under the SERP. All contributions to the Trust and any earnings thereon are subject to the claims of the Company's creditors. A participant's benefit under the SERP is distributable within 30 days of the participant's termination of employment with the Company for any reason and is equal to the amount of annual compensation deferred by such participant and any employer contributions plus any earnings thereon. The participant benefits by a deferral of recognition of income to the extent of the amount deferred, the extent of employer contributions and the extent of earnings on such contributions. The Company must also postpone its tax deductions with respect to the amounts deferred until they are recognized by the participant. Under applicable law, employees who qualify for participation under the SERP must be limited to individuals who are members of a select group of management or who are highly compensated employees. The current participants in the SERP are Ike G. Batalis, Charles V. Turean and Andrew E. Illyes. For the year ended December 31, 1997, the Bank made $13,000 in matching contributions to the SERP.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Certain directors of the Company and the companies with which they are affiliated, and certain principal officers of the Bank, are customers of, and have banking transactions with, the Bank in the ordinary course of business. All such loans and commitment for loans included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features.

        Loan transactions with directors and their affiliates and principal officers of the Company for 1997 were as follows (dollars in thousands):

        Balance at Beginning of Year            $  1,212
        Loans Made                                   204
        Loans Repaid                                (391)
                                                --------
        Balance at End of Year                  $  1,025
                                                ========

        Certain directors of the Company and the companies with which they are affiliated also provide certain services to the Company. The Company had commitments under operating lease arrangements with a director-affiliated company to lease certain office space for two of the Bank's branch offices. Total lease payments made in 1997, 1996 and 1995 under such lease agreements were $11,088, $10,500, and $2,000, respectively. Certain advertising and public relations service are also provided by a director-affiliated company. The amount paid for these services was $208,000, $213,000, and $209,000, in 1997, 1996, and 1995, respectively.

        The Bank purchased student loans from a company of which certain executive officers serve as directors of the Company and the Bank. The loans are serviced by and guaranteed by the seller. Loan servicing fees paid to the seller were $63,000, $108,000, and $133,000, in 1997, 1996 and 1995,
respectively. The loans are purchased on the same terms as those offered by the seller to other institutions. There were no purchases of student loans in 1997 and 1996. Student loan purchases were $2.0 million in 1995. In 1997, 1996 and 1995, the Bank sold $3.5 million, $1.2 million, and $4.0 million, respectively, of student loans back to the seller.


                            PRINCIPAL SHAREHOLDERS

        The following table contains certain information concerning persons, other than directors of the Company, who to the knowledge of the Company may be deemed to beneficially own as of December 31, 1997 more than 5% of the Company's outstanding shares of common stock.

        Name and Address of                Amount and Nature of         Percent of
        Beneficial Owner                   Beneficial Ownership         Class
        ----------------                   --------------------         -----
        Mary Morris Leighton and
        Judd C. Leighton (1)                     401,000                  23.82%
        211 West Washington Avenue
        Suite 2400
        South Bend, Indiana 46601

        John Hancock Advisers, Inc. (2)          124,000                   7.38%
        P.O. Box 111
        Boston, Massachusetts 02117

(1) Mary Morris Leighton and Judd C. Leighton are husband and wife. Mrs. Leighton disclaims beneficial ownership of 225,500 shares of common stock beneficially owned by her husband. Shares held by Mr. Leighton include 2,000 shares of common stock issuable under options granted pursuant to the Company's Incorporators' and Founders' Stock Option Program.

(2) John Hancock Advisers, Inc., a wholly owned subsidiary of John Hancock Mutual Life Insurance Company, beneficially own these shares of common stock. 49,000 shares are held by the John Hancock Bank & Thrift Opportunity Fund, a closed-end diversified management company registered under Section 8 of the Investment Company Act. 75,000 shares are held by the John Hancock Regional Bank Fund, an open-end diversified management company registered under Section 8 of the Investment Company Act.
                        _____________________________

                      RATIFICATION OF THE APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors purposes for ratification by the shareholders the appointment of Arthur Andersen LLP, Indianapolis, Indiana, as independent public accountants for the Company and its subsidiary for the fiscal year ending December 31, 1998. Although ratification by the shareholders of the Board's selection of Arthur Andersen LLP is not required, the Board deems it desirable to submit such selection to the shareholders for ratification. Arthur Andersen LLP has served as independent public accountants for the Company and its subsidiary since its incorporation in 1987. In the event that the appointment of Arthur Andersen LLP is not ratified by the shareholders, the Board of Directors will consider the appointment of other independent accountants for the fiscal year ending December 31, 1998. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement and to respond to any appropriate questions from shareholders.

        The Board of Directors of the Company unanimously recommends a vote "FOR" ratification of the appointment of Arthur Andersen LLP as independent public accountants for the Company and its subsidiary for the fiscal year ending December 31, 1998.


                            SHAREHOLDER PROPOSALS

        Any proposals which shareholders desire to present at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive office on or before November 28, 1998 to be considered for inclusion in the Company's proxy material for that meeting. Any such proposals should be sent to the attention of Charles V. Turean, Secretary, MetroBanCorp, P.O. Box 80451, Indianapolis, Indiana 46280-0451.


                                ANNUAL REPORT

        Upon written request, the Company will provide without charge to each shareholder who does not otherwise receive a copy of the Company's Annual Report to Shareholders a copy of the Company's Annual Report on Form 10- KSB which is required to be filed with the Securities and Exchange Commission. Requests should be directed to: Charles V. Turean, Executive Vice President, MetroBanCorp, P.O. Box 80451, Indianapolis, Indiana 46280-0451.


                                VOTE REQUIRED

        The nominees for election as directors of the Company named in this Proxy Statement will be elected by a plurality of the votes cast. Action on the other items or matters to be presented at the meeting will be approved (assuming a quorum is present) if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions or broker non-votes will not be voted for or against any items or other matters presented at the meeting. Abstentions will be counted for purposes of determining the presence of a quorum at the annual meeting, but broker non-votes will not be counted for quorum purposes if the broker has failed to vote as to all matters.


                                OTHER MATTERS

        The Annual Meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The Board of Directors of the Company does not know of any matters requiring action on the part of shareholders at the Annual Meeting other than those described in the Notice. However, execution and delivery of the enclosed proxy will confer discretionary authority upon the named proxies with respect to any matters which are not presently known to the Board of Directors and which may properly come before the Annual Meeting. It is the intention of the persons named in the proxy to vote pursuant to the proxy with respect to such matters in accordance with their best judgment.

                                      By Order of the Board of Directors


                                      /s/ CHARLES V. TUREAN
                                      ----------------------------------
                                      CHARLES V. TUREAN
                                      Secretary



Date:  March 23, 1998
Indianapolis, Indiana

PROXY                             METROBANCORP
                    10333 NORTH MERIDIAN STREET, SUITE 111
                         INDIANAPOLIS, INDIANA  46290

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoint(s) Ike G. Batalis, Terry L. Eaton, and Donald F. Walter, and each of them, as Proxies of the undersigned, each with the power of substitution and re-substitution, and authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of MetroBanCorp of record by the undersigned on February 27, 1998, and which the undersigned would be entitled to vote at the Annual Meeting of Shareholders, to be held on Thursday, April 23, 1998, and any adjournment thereof, with all of the powers the undersigned would have if personally present.

    1.  Election of Directors:

        ___ FOR the election of all nominees listed below (except as marked to the contrary).
        ___ WITHHOLD AUTHORITY to vote for all nominees listed below.

        Chris G. Batalis   Evans M. Harrell       Larry E. Reed              Donald F. Walter
        Ike G. Batalis     Robert L. Lauth, Jr.   R. D. "Rusty" Richardson
        Terry L. Eaton     Edward G. McMahon      Edward R. Schmidt

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PLACE A LINE THROUGH THE NAME OF THAT NOMINEE.

                          (continued on other side)

                         (continued from other side)

    2. Ratification of the appointment of Arthur Andersen LLP as independent public accountants for MetroBanCorp and its subsidiary for the fiscal year ending December 31, 1998.

        ______ FOR             ______ AGAINST             ______ ABSTAIN

    3. In their discretion, on such other business as may properly come before the Annual Meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" EACH ITEM LISTED ABOVE. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE ABOVE-NAMED PROXIES.

    DATE_____________________, 1998
                                            ----------------------------------
                                            (Signature of Shareholder)

(Place label w/# of shares here)
                                            ----------------------------------
                                            (Signature of Shareholer)



Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign. SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATES.